CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Statements" in the Prospectus dated November 13, 2025, and included in this Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2, Securities Act File No. 333-288759) of LibreMax Asset-Backed Income Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 23, 2025, with respect to the financial statements of LibreMax Structured Opportunities Fund and LibreMax Structured Opportunities Fund II, included in this Registration Statement, filed with the Securities and Exchange Commission.

Grand Cayman, Cayman Islands
November 13, 2025